UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2014

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-C Tricenter Boulevard
Durham, North Carolina 27713
(Address of principal executive offices, including zip code)

(919) 544-8600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At a Special Meeting of Stockholders of SCYNEXIS, Inc. held on September 11, 2014, at SCYNEXIS's corporate office, the stockholders of SCYNEXIS approved each of the proposals set forth below by the final voting results set forth below:

Proposal 1:
Approval of the SCYNEXIS, Inc. 2014 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan by 351,653 shares.

				% Votes For
Votes For	Votes Against	Abstentions	Broker Non-Votes	(based on Total Shares Voted)
5,820,202	567,985	0	217,359	88.11%

Proposal 2:
Approval of the SCYNEXIS, Inc. Stock Option Plan (the “Stock Option Plan”), as amended to effectuate certain amendments to options previously granted to SCYNEXIS's employees, officers, directors and consultants under its Stock Option Plan (a) to reduce the exercise price per share of each outstanding option to $9.64 per share, (b) to extend the term of each outstanding option until June 17, 2024, and (c) to provide that the holders of such options may exercise the vested portion of such options for the remaining term of the options in the event the holder terminates services with SCYNEXIS (other than for cause).

				% Votes For
Votes For	Votes Against	Abstentions	Broker Non-Votes	(based on Total Shares Voted)
4,186,566	2,200,291	1,330	217,359	63.38%

Proposal 3:
Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for its fiscal year ending December 31, 2014.

				% Votes For
Votes For	Votes Against	Abstentions	Broker Non-Votes	(based on Total Shares Voted)
6,604,465	1,081	0	0	99.98%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Dated: September 16, 2014

	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
General Counsel